Exhibit 3.2

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ENVIVA PARTNERS GP, LLC

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

Section 1.1	Definitions	1
Section 1.2	Construction	4

ARTICLE II ORGANIZATION

ARTICLE III RIGHTS OF SOLE MEMBER

Section 3.1	Voting	6
Section 3.2	Distributions	6

ARTICLE IV CAPITAL CONTRIBUTIONS;
NATURE OF MEMBERSHIP INTEREST

Section 4.1	Initial Capital Contributions	6
Section 4.2	Additional Capital Contributions	7
Section 4.3	Fully Paid and Non-Assessable Nature of Membership Interests	7

ARTICLE V MANAGEMENT AND OPERATION OF BUSINESS

ARTICLE VI OFFICERS

Section 6.1	Officers	14
Section 6.2	Compensation	16

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

i

ARTICLE VII BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 7.1	Records and Accounting	16
Section 7.2	Bank Accounts	16

ARTICLE VIII DISSOLUTION AND LIQUIDATION

Section 8.1	Dissolution	16
Section 8.2	Effect of Dissolution	17
Section 8.3	Application of Proceeds	17

ARTICLE IX GENERAL PROVISIONS

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

ii

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ENVIVA PARTNERS GP, LLC

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of ENVIVA PARTNERS GP, LLC, a Delaware limited liability company (the “Company”), dated as of October 14, 2021, is entered into by Enviva MLP Holdco, LLC, a Delaware limited liability company, as sole member of the Company as of the date hereof (in such capacity, the “Sole Member”), and Riverstone Echo Continuation Holdings, L.P., a Delaware limited partnership (“Echo Continuation) and Riverstone Echo Rollover Holdings, L.P. (“Echo Rollover,” together with Echo Continuation, “Riverstone Echo Funds”).

RECITALS:

WHEREAS, the Company was previously governed by that certain First Amended and Restated Limited Liability Company Agreement dated as of May 4, 2015 (the “First A&R Agreement”); and

WHEREAS, the Sole Member now desires to amend and restate the First A&R Agreement in its entirety by executing this Second Amended and Restated Limited Liability Company Agreement.

NOW THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the Sole Member and the Riverstone Echo Funds hereby enter into this Agreement:

ARTICLE I
DEFINITIONS

Section 1.1       Definitions

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of Enviva Partners GP, LLC, as it may be amended, supplemented or restated from time to time. The Agreement constitutes a “limited liability company agreement” as such term is defined in the Act.

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

“Bad Faith” means, with respect to any determination, action or omission, of any Person, board or committee, that such Person, board or committee reached such determination, or engaged in or failed to engage in such act or omission, with the belief that such determination, action or omission was adverse to the interest of the Company.

“Board” has the meaning assigned to such term in Section 5.1.

“Capital Contribution” means any cash, cash equivalents or the value of Contributed Property contributed to the Company.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Chairman” has the meaning assigned to such term in Section 5.1.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Company Group” means the Company and any Subsidiary of the Company, treated as a single consolidated entity.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed to the Company.

“Directors” has the meaning assigned to such term in Section 5.1.

“Echo Continuation” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Echo Rollover” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Enviva Holdings” means Enviva Holdings, LP, a Delaware limited partnership, and owner of 100% of the equity interests of the Sole Member.

“First A&R Agreement” has the meaning assigned to such term in the Recitals of this Agreement.

“Group Member” means a member of the Company Group.

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

“Group Member Agreement” means the partnership agreement of any Group Member that is a limited or general partnership, the limited liability company agreement of any Group Member, other than the Company, that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

“Indemnitee” means (a) the Sole Member; (b) the Riverstone Echo Funds, or their Affiliates, in their capacities as parties to this Agreement, (c) any Person who is or was an Affiliate of the Company; (d) any Person who is or was a member, partner, director, officer, fiduciary or trustee of the Company, any Group Member or the Partnership; (e) any Director and any Person who is or was a Director or otherwise serving at the request of the Board as a member, partner, director, officer, fiduciary or trustee of another Person, in each case, acting in such capacity, provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and (f) any Person the Company designates as an “Indemnitee” for purposes of this Agreement.

“Independent Director” has the meaning assigned to such term in Section 5.2(c)(ii).

“Membership Interest” means all of the Sole Member’s rights and interest in the Company in the Sole Member’s capacity as the Sole Member, all as provided in the Certificate of Formation, this Agreement and the Act, including the Sole Member’s interest in the capital, income, gain, deductions, losses and credits of the Company.

“Officer” has the meaning given to such term in Section 6.1(a).

“Partners” has the meaning assigned to such term in the Partnership Agreement.

“Partnership” means Enviva Partners, LP, a Delaware limited partnership.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as it may be amended, supplemented or restated from time to time.

“Partnership Interest” means an interest in the Partnership, which shall include any general partner interest and limited partner interests but shall exclude any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

“Riverstone Echo Funds” means Echo Continuation and Echo Rollover.

“Sole Member” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, controls such partnership, directly or indirectly, at the date of determination or (c) any other Person in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

Section 1.2             Construction

(a)            Unless the context requires otherwise: (i) capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Partnership Agreement; (ii) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (iii) references to Articles and Sections refer to Articles and Sections of this Agreement; and (iv) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

(b)            A reference to any Person includes such Person’s successors and permitted assigns.

ARTICLE II
ORGANIZATION

Section 2.1            Formation

On November 12, 2013, Enviva Holdings formed the Company as a limited liability company pursuant to the provisions of the Act by virtue of the filing of the Certificate of Formation with the Secretary of State of the State of Delaware.

Section 2.2            Name

The name of the Company shall be “Enviva Partners GP, LLC”. The Company’s business may be conducted under any other name or names deemed necessary or appropriate by the Board in its discretion, including, if consented to by the Board, the name of the Partnership. The words “Limited Liability Company,” “L.L.C.” or “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board in its discretion may change the name of the Company at any time and from time to time and shall promptly notify the Sole Member of such change.

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

Section 2.3            Registered Office; Registered Agent; Principal Office; Other Offices

Unless and until changed by the Board, the registered office of the Company in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 7272 Wisconsin Ave., Suite 1800, Bethesda, MD 20814, or such other place as the Board may at any time and from time to time designate. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board deems necessary or appropriate.

Section 2.4            Purpose and Business

The purpose and nature of the business to be conducted by the Company shall be to (a) serve as the general partner of the Partnership and, in connection therewith, to exercise all rights conferred upon the Company as the general partner of the Partnership in accordance with the Partnership Agreement; (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Company is permitted to engage in and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Sole Member and that lawfully may be conducted by a limited liability company organized pursuant to the Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; (d) guarantee, mortgage, pledge or encumber any or all of its assets in connection with any indebtedness of any Affiliate of the Company and (e) do anything necessary or appropriate to effect the foregoing, including the making of capital contributions or loans to a Group Member, the Partnership or any Subsidiary of the Partnership.

Section 2.5            Powers

The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable or convenient for, or incidental to, the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

Section 2.6            Term

The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Act and shall continue in existence in perpetuity or until the dissolution of the Company in accordance with the provisions of Article VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Act.

Section 2.7            Title to Company Assets

Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and the Sole Member shall not have any ownership interest in such Company assets or any portion thereof.

ARTICLE III
RIGHTS OF SOLE MEMBER

Section 3.1            Voting

Unless otherwise granted to the Board by this Agreement and except with respect to the matters specified in Article V, the Sole Member shall possess the entire voting interest in all matters relating to the Company, including matters relating to the amendment of this Agreement, any merger, consolidation or conversion of the Company, sale of all or substantially all of the assets of the Company and the termination, dissolution and liquidation of the Company.

Section 3.2            Distributions

(a)            Distributions by the Company of cash or other property shall be made to the Sole Member at such time as the Sole Member deems appropriate.

(b)           Distributions by the Company shall not be made without the consent of each of the Riverstone Echo Funds if such distribution shall have the effect of causing the Company to cease to be the general partner of the Partnership. Such consent shall be evidenced by delivery of a written instrument to the Company duly executed by each of the Riverstone Echo Funds.

ARTICLE IV
CAPITAL CONTRIBUTIONS;
NATURE OF MEMBERSHIP INTEREST

Section 4.1            Initial Capital Contributions

On November 12, 2013, in connection with the formation of the Company, Enviva Holdings made a contribution to the capital of the Company in the amount of $1,000 in exchange for all of the Membership Interests. On April 9, 2015, Enviva Holdings contributed all of the Membership Interests to the Sole Member.

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

Section 4.2            Additional Capital Contributions

The Sole Member shall not be obligated to make additional Capital Contributions to the Company.

Section 4.3            Fully Paid and Non-Assessable Nature of Membership Interests

All Membership Interests issued pursuant to, and in accordance with, the requirements of this Article IV shall be fully paid and non-assessable Membership Interests, except as such non-assessability may be affected by Sections 18-303, 18-607 or 18-804 of the Act.

ARTICLE V
MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1            Establishment of the Board

The number of directors (the “Directors”) constituting the board of directors of the Company (the “Board”) shall be at least three and not more than twelve, unless otherwise fixed by the Riverstone Echo Funds. The Directors shall be jointly appointed by the Riverstone Echo Funds, including to fill any vacancies and newly created directorships resulting from any increase in the authorized number of Directors. The Directors shall serve as Directors of the Company for their term of office established pursuant to Section 5.3 and the chairman of the Board (the “Chairman”) shall be appointed by the Riverstone Echo Funds. Actions taken by the Riverstone Echo Funds pursuant to this Section 5.1 shall be evidenced by delivery of a written instrument to the Company duly executed by each of the Riverstone Echo Funds.

Section 5.2            The Board; Delegation of Authority and Duties

(a)          Sole Member and Board. The business and affairs of the Company shall be managed under the direction of the Board, which shall possess all rights and powers which are possessed by “managers” under the Act and otherwise by applicable law, pursuant to Section 18-402 of the Act, subject to the provisions of this Agreement. The Sole Member hereby consents to the exercise by the Board of all such powers and rights conferred on it by the Act or otherwise by applicable law with respect to the management and control of the Company.

(b)          Delegation by the Board. The Board shall have the power and authority to delegate to one or more other Persons the Board’s rights and powers, including delegating such rights and powers of the Board to agents and employees of the Company (including Officers). The Board may authorize any Person (including the Sole Member and any Director or Officer) to enter into any document on behalf of the Company and perform the obligations of the Company thereunder.

(c)            Committees.

(i)            The Board may establish committees of the Board and may delegate any of its responsibilities to such committees.

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

(ii)           The Board shall have an audit committee that includes at least three Independent Directors as of the date hereof. Such audit committee shall establish a written audit committee charter in accordance with the rules of the principal national securities exchange on which a class of Partnership Interests of the Partnership are listed or admitted to trading, as amended from time to time. “Independent Director” shall mean Directors meeting independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder and by the national securities exchange on which any class of Partnership Interests of the Partnership are listed or admitted to trading.

Section 5.3           Term of Office

Once designated pursuant to Section 5.1, a Director shall continue in office until the removal of such Director in accordance with the provisions of this Agreement or until the earlier death or resignation of such Director. Any Director may resign at any time by giving written notice of such Director’s resignation to the Board. Any such resignation shall take effect at the time the Board receives such notice or at any later effective time specified in such notice. Unless otherwise specified in such notice, the acceptance by the Board of such Director’s resignation shall not be necessary to make such resignation effective. Notwithstanding anything herein or under applicable law to the contrary, any Director may be removed at any time with or without cause upon the approval of the Riverstone Echo Funds, evidenced by delivery of a written instrument to the Company duly executed by each of the Riverstone Echo Funds.

Section 5.4           Meetings of the Board and Committees

(a)            Meetings. The Board (or any committee of the Board) shall meet at such time and at such place as the Chairman of the Board (or the chairman of such committee) may designate. Written notice of all regular meetings of the Board (or any committee of the Board) must be given to all Directors (or all members of such committee) at least two days prior to the regular meeting of the Board (or such committee). Special meetings of the Board (or any committee of the Board) shall be held at the request of the Chairman or a majority of the Directors (or a majority of the members of such committee) upon at least two days (if the meeting is to be held in person), or twenty-four hours (if the meeting is to be held telephonically), oral or written notice to the Directors (or the members of such committee) or upon such shorter notice as may be approved by the Directors (or the members of such committee), which approval may be given before or after the relevant meeting to which the notice relates. All notices and other communications to be given to Directors (or members of a committee) shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of an electronic mail message or facsimile, and shall be directed to the address, electronic mail address or facsimile number as such Director (or member) shall designate by notice to the Company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board (or committee) need be specified in the notice of such meeting. Any Director (or member of such committee) may waive the requirement of such notice as to such Director (or such member).

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

(b)            Conduct of Meetings. Any meeting of the Board (or any committee of the Board) may be held in person or by telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

(c)            Quorum. Fifty percent or more of all Directors (or members of a committee of the Board), present in person, participating in accordance with Section 5.4(b), or represented by proxy, shall constitute a quorum for the transaction of business, but if at any meeting of the Board (or committee) there shall be less than a quorum present, a majority of the Directors (or members of a committee) present may adjourn the meeting without further notice. The Directors (or members of a committee) present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors (or members of a committee) to leave less than a quorum; provided, however, that only the acts of the Directors (or members of a committee) meeting the requirements of Section 5.5 shall be deemed to be acts of the Board (or such committee).

Section 5.5           Voting

The effectiveness of any vote, consent or other action of the Board (or any committee) in respect of any matter shall require either (i) the presence of a quorum and the affirmative vote of at least a majority of the Directors (or members of such committee) present or (ii) the written consent (in lieu of meeting) of the Directors (or members of such committee) having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of the Board (or any committee) at which all Directors (or members of such committee) entitled to vote thereon were present and voted. Any Director may vote in person or by proxy (pursuant to a power of attorney) on any matter that is to be voted on by the Board at a meeting thereof.

Section 5.6           Authority of the Board and the Officers

Except as otherwise provided in this Agreement, the relative authority and functions of the Board, on the one hand, and the Officers, on the other hand, shall be identical to the relative authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware; provided that any authority or function of the Board may be delegated by the Board to the Officers. The Officers shall be vested with such powers and duties as are set forth in Section 6.1 and as are specified by the Board from time to time. Accordingly, the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers who shall be agents of the Company. In addition to the powers and authorities expressly conferred on the Board by this Agreement, the Board may exercise all such powers of the Company and do all such acts and things as are not restricted by this Agreement, the Partnership Agreement, the Act or other applicable law.

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

Section 5.7           Devotion of Time

The Directors shall not be obligated and shall not be expected to devote all of their time or business efforts to the affairs of the Company (except, to the extent applicable, in their capacity as employees of the Company).

Section 5.8           Certificate of Formation

Enviva Holdings caused the Certificate of Formation to be filed with the Secretary of State of the State of Delaware as required by the Act. The Board shall use all reasonable efforts to cause to be filed such additional certificates or documents as may be determined by the Board to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that such action is determined by the Board to be necessary or appropriate, the Board shall cause the Officers to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property.

Section 5.9           Benefit Plans

The Board may propose and adopt on behalf of the Company employee benefit plans, employee programs and employee practices, or cause the Company to issue Partnership Interests, in connection with or pursuant to any employee benefit plan, employee program or employee practice maintained or sponsored by any Group Member or any Affiliate thereof, in each case for the benefit of employees of the Company, any Group Member or any Affiliate thereof, or any of them, in respect of services performed, directly or indirectly, for the benefit of any Group Member.

Section 5.10          Indemnification

(a)            To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 5.10, that the Indemnitee acted in Bad Faith or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 5.10 shall be made only out of the assets of the Company, it being agreed that the Sole Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

(b)            To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 5.10(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 5.10, that the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 5.10.

(c)            The indemnification provided by this Section 5.10 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)            The Company may purchase and maintain (or reimburse the Sole Member or its Affiliates for the cost of) insurance, on behalf of the Directors, the Officers, the Sole Member, its Affiliates, the Indemnitees and such other Persons as the Sole Member shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)           For purposes of this Section 5.10, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 5.10(a); and action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f)             In no event may an Indemnitee subject the Sole Member to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)          An Indemnitee shall not be denied indemnification in whole or in part under this Section 5.10 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

(h)          The provisions of this Section 5.10 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)              No amendment, modification or repeal of this Section 5.10 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company or the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 5.10 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(j)             TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND SUBJECT TO SECTION 5.10(a) THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS Section 5.10 ARE INTENDED BY THE PARTIES TO THIS AGREEMENT TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.

Section 5.11          Limitation of Liability of Indemnitees

(a)            Notwithstanding anything to the contrary set forth in this Agreement or any Group Member Agreement, or under the Act or any other law, rule or regulation or at equity, no Indemnitee shall be liable for monetary damages or otherwise to the Company, to the Sole Member, to any other Persons who have acquired interests in the Company or to any other Person bound by this Agreement, for losses sustained or liabilities incurred, of any kind or character, as a result of its or any of any other Indemnitee’s determinations, act(s) or omission(s) in their capacities as Indemnitees; provided however, that an Indemnitee shall be liable for losses or liabilities sustained or incurred by the Company, the Sole Member, any other Persons who have acquired interests in the Company or any other Person bound by this Agreement, if it is determined by a final and non-appealable judgment entered by a court of competent jurisdiction that such losses or liabilities were the result of the conduct of that Indemnitee engaged in by it in Bad Faith or with respect to any criminal conduct, with the knowledge that its conduct was unlawful.

(b)           To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company, the Sole Member, any other Person who has acquired interests in the Company or any other Person bound by this Agreement, any Indemnitee acting in connection with the Company’s business or affairs shall not be liable to the Company, the Sole Member, any other Indemnitee, any other Person who has acquired interests in the Company or any other Person bound by this Agreement for its reliance on the provisions of this Agreement.

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

(c)            Any amendment, modification or repeal of this Section 5.11 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 5.11 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 5.12          Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that any Officer authorized by the Board to act for and on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with any such Officer as if it were the Company’s sole party in interest, both legally and beneficially. The Sole Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of any such Officer in connection with any such dealing. In no event shall any Person dealing with any such Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of any such Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by any Officer authorized by the Board shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of and in the name of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

Section 5.13          Other Business of Members

(a)            Existing Business Ventures. Each Director and their respective Affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company or the Partnership, and the Company, the Partnership, the Directors and the Sole Member shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company or the Partnership, shall not be deemed wrongful or improper.

(b)            Business Opportunities. No Director or any of their respective Affiliates shall be obligated to present any particular investment opportunity to the Company or the Partnership, even if such opportunity is of a character that the Company, the Partnership or any of their respective Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each Director or any of their respective Affiliates shall have the right to take for such Person’s own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

ARTICLE VI
OFFICERS

Section 6.1            Officers

(a)          Generally. The Board shall appoint agents of the Company, referred to as “Officers” of the Company as described in this Section 6.1, who shall be responsible for the day-to-day business affairs of the Company, subject to the overall direction and control of the Board. Unless provided otherwise by the Board, the Officers shall have the titles, power, authority and duties described below in this Section 6.1.

(b)            Titles and Number. The Officers may be one or more Presidents and/or Chief Executive Officer, any and all Vice Presidents, the Secretary and any and all Assistant Secretaries and any Treasurer and any and all Assistant Treasurers and any other Officers appointed pursuant to this Section 6.1. The Board may appoint from time to time, in accordance with this Section 6.1, such Presidents, Vice Presidents, Secretaries, Assistant Secretaries, Treasurers and Assistant Treasurers as the Board may desire. Any Person may hold two or more offices.

(i)            President/Chief Executive Officer. The Board shall appoint one or more individuals to serve, subject to the direction and supervision of the Board, as the President and/or Chief Executive Officer of the Company, and such individual or individuals shall have general and active management and control of the affairs and business and general supervision of the Company, and the Partnership and its Subsidiaries, and their officers, agents and employees, and shall perform all duties incident to the office of chief executive officer of the Company and such other duties as may be prescribed from time to time by the Board. Each President and/or Chief Executive Officer shall have the nonexclusive authority to sign on behalf of the Company any deeds, mortgages, leases, bonds, notes, certificates, contracts or other instruments, except in cases where the execution thereof shall be expressly delegated by the Board or by this Agreement to some other Officer or agent of the Company or shall be required by law to be otherwise executed. In the absence of the Chairman, or the Vice Chairman, if there is one, or in the event of the Chairman’s inability or refusal to act, a President and/or Chief Executive Officer shall perform the duties of the Chairman, and each President and/or Chief Executive Officer, when so acting, shall have all of the powers of the Chairman.

(ii)            Vice Presidents. The Board, in its discretion, may appoint one or more Vice Presidents. In the absence of any President and/or Chief Executive Officer or in the event of a President’s or Chief Executive Officer’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their appoint) shall perform the duties of a President and/or Chief Executive Officer, and the Vice President, when so acting, shall have all of the powers and be subject to all the restrictions upon a President and/or Chief Executive Officer. Each Vice President shall perform such other duties as from time to time may be assigned by a President and/or Chief Executive Officer or the Board.

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

(iii)          Secretary and Assistant Secretaries. The Board, in its discretion, may appoint a Secretary and one or more Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board, of the Sole Member and of the Partners of the Partnership, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Board or the President and/or Chief Executive Officer. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer’s absence or inability or refusal to act.

(iv)         Treasurer and Assistant Treasurers. The Board, in its discretion, may appoint a Treasurer and one or more Assistant Treasurers. The Treasurer shall keep or cause to be kept the books of account of the Company and shall render statements of the financial affairs of the Company in such form and as often as required by this Agreement, the Board or a President and/or Chief Executive Officer. The Treasurer, subject to the order of the Board, shall have the custody of all funds and securities of the Company. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the Board or a President and/or Chief Executive Officer, shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer’s absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Company. If no Treasurer or Assistant Treasurer is appointed and serving or in the absence of the appointed Treasurer and Assistant Treasurer, a President and/or Chief Executive Officer or such other Officer as the Board shall select, shall have the powers and duties conferred upon the Treasurer.

(c)            Other Officers and Agents. The Board may appoint such other Officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Company, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

(d)            Appointment and Term of Office. The Officers shall be appointed by the Board at such time and for such terms as the Board shall determine. Any Officer may be removed, with or without cause, only by the Board. Vacancies in any office may be filled only by the Board.

(e)            Powers of Attorney. The Board may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

(f)            Officers’ Delegation of Authority. Unless otherwise provided by resolution of the Board, no Officer shall have the power or authority to delegate to any Person such Officer’s rights and powers as an Officer to manage the business and affairs of the Company. Notwithstanding the foregoing sentence, any Officer shall have the ability to delegate the Officer’s routine responsibilities in the ordinary course of the Company’s business to another Person affiliated with the Company, subject to such Officer’s oversight and direction.

Section 6.2           Compensation

The Officers shall receive such compensation for their services as may be designated by the Board or any committee thereof established for the purpose of setting compensation.

ARTICLE VII
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 7.1           Records and Accounting

The Board shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business. The books of account of the Company shall be (i) maintained on the basis of a fiscal year that is the calendar year and (ii) maintained on an accrual basis in accordance with United States generally accepted accounting principles, consistently applied.

Section 7.2            Bank Accounts

Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Board. All withdrawals from any such depository shall be made only as authorized by the Board and shall be made only by check, wire transfer, debit memorandum or other written instruction.

ARTICLE VIII
DISSOLUTION AND LIQUIDATION

Section 8.1           Dissolution

(a)            The Company shall be of perpetual duration; however, the Company shall dissolve, and its affairs shall be wound up, upon:

(i)            an election to dissolve the Company by the Board or;

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

(ii)            the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

(b)            No other event shall cause a dissolution of the Company.

Section 8.2           Effect of Dissolution

Except as otherwise provided in this Agreement, upon the dissolution of the Company, the Board shall take or cause to be taken such actions as may be required pursuant to the Act and shall proceed to wind up, liquidate and terminate the business and affairs of the Company. In connection with such winding up, the Board shall have the authority to appoint a Person to liquidate and reduce to cash (to the extent necessary or appropriate) the assets of the Company as promptly as is consistent with obtaining fair value therefor, to apply and distribute the proceeds of such liquidation and any remaining assets in accordance with the provisions of Section 8.3, and to do any and all acts and things authorized by, and in accordance with, the Act and other applicable laws for the purpose of winding up and liquidation.

Section 8.3           Application of Proceeds

Upon dissolution and liquidation of the Company, the assets of the Company shall be applied and distributed in the following order of priority:

(a)            First, to the payment of debts and liabilities of the Company (including to the Sole Member to the extent permitted by applicable law) and the expenses of liquidation;

(b)          Second, to the setting up of such reserves as the Person required or authorized by law to wind up the Company’s affairs may reasonably deem necessary or appropriate for any disputed, contingent or unforeseen liabilities or obligations of the Company, provided that any such reserves shall be paid over by such Person to an escrow agent appointed by the Sole Member, to be held by such agent or its successor for such period as such Person shall deem advisable for the purpose of applying such reserves to the payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, shall be distributed as hereinafter provided; and

(c)            Thereafter, the remainder to the Sole Member.

ARTICLE IX
GENERAL PROVISIONS

Section 9.1           Addresses and Notices

Any notice, demand, request, report or proxy materials required or permitted to be given or made to the Sole Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when received by electronic message or facsimile or when sent by first class United States mail or by other means of written communication to the Sole Member at the address described below. Any notice to the Company shall be deemed given if received by a President at the principal office of the Company designated pursuant to Section 2.3. The Company may rely and shall be protected in relying on any notice or other document from the Sole Member or other Person if believed by it to be genuine.

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

If to the Sole Member:

Enviva MLP Holdco, LLC

c/o Enviva Holdings, LP

7272 Wisconsin Ave., Suite 1800
Bethesda, MD 20814

Attention: General Counsel

E-mail: william.schmidt@envivabiomass.com

Section 9.2           Creditors

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 9.3           Applicable Law

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 9.4           Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 9.5           Venue

Any and all of the following claims, suits, actions or proceedings shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s members, (iii) any action asserting a claim against the Company or any of its directors, officers or other employees alleging a violation of the Act or the Certificate of Formation or this Agreement, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. Each party hereto unconditionally and irrevocably submits to the exclusive jurisdiction of such courts with respect to any such claim, suit, action or proceeding and waives any objection that such party may have to the laying of venue of any claim, suit, action or proceeding in such courts. Each party hereto (x) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or of any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper, (y) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (y) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (z) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

Section 9.6           Third Party Beneficiaries

(a)            Except as set forth in Section 9.6(b) below, the parties to this Agreement do not confer any rights or remedies upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b)            The Sole Member agrees that any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee.

Section 9.7           Amendments

The terms and provisions of this Agreement may be amended, modified or waived (including by means of merger, consolidation or other business combination to which the Company is a party) only with the approval of the Sole Member; provided, however, that no amendment, modification or waiver of this Agreement may adversely alter any rights, preferences or privileges of the Riverstone Echo Funds without the prior written consent of each of the Riverstone Echo Funds.

[The Remainder Of This Page Is Intentionally Blank]

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC

IN WITNESS WHEREOF, the Sole Member has executed this Agreement as of the date first written above.

ENVIVA MLP HOLDCO, LLC

By:	/s/ Jason E. Paral

Name:	Jason E. Paral

Title:	Vice President, Associate General Counsel and Secretary

Riverstone Echo Continuation Holdings, L.P.

By:	Riverstone ECF GP, LLC, its general partner

By:	/s/ Peter Haskopoulos

Name:	Peter Haskopoulos

Title:	Managing Director

Riverstone Echo Rollover Holdings, L.P.

By:	Riverstone Echo Rollover GP, LLC, its general partner

By:	/s/ Peter Haskopoulos

Name:	Peter Haskopoulos

Title:	Managing Director

Signature Page

Second Amended and Restated Limited Liability Company Agreement

of

Enviva Partners GP, LLC